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                                                                     Exhibit 7.3
                           A FIFTH THIRD BANCORP BANK
OHIO AFFILIATES

Cleveland, Ohio


                                                                  April 24, 2000

                           UNLIMITED PAYMENT GUARANTY
                           --------------------------

RICHARD M. OSBORNE located at___________________________________________________
(hereinafter called "Guarantor"), jointly and severally if more than one, agree(s) to guarantee the payment of all monies due or which may hereafter become due to Fifth Third Bank, Northeastern Ohio, 1404 E. Ninth Street, Cleveland, Ohio 44114 and all affiliates of Fifth Third Bancorp (hereinafter collectively called "Bank") by RICHARD M. OSBORNE TRUST U/A DATED JANUARY 13, 1995 located at 8500 STATION STREET, SUITE 113, LAKE COUNTY, MENTOR, OHIO 44060 (hereinafter called "Borrower").

1. GUARANTY: In consideration of an extension of a loan, credit or other financial accommodation given pursuant to a note or notes, or given pursuant to any extensions or renewals thereof, or pursuant to any other agreements to extend credit of any kind or nature to Borrower, Guarantor guarantees the prompt payment when due of all indebtedness and liabilities of Borrower of every kind, nature, and character including principal and interest and all renewals, extensions, and modifications thereof (hereinafter collectively called "Obligation") now existing or which hereafter may be incurred by Borrower to Bank. The liability of Guarantor hereunder shall be unconditional, notwithstanding the unenforceability or invalidity of any Obligation of Borrower and shall survive the adjudication in bankruptcy of Borrower, any compromise of any Obligation of Borrower to Bank by any order of any federal bankruptcy court or any other court of competent jurisdiction. In the event of the payment of any Obligation of Borrower owing to Bank and any subsequent order by a federal bankruptcy court or any other court of competent jurisdiction that such payment was fraudulent, preferential, invalid or void for any reason requiring the repayment by Bank of the sum so paid to Bank to any bankruptcy trustee, receiver, or other duly appointed representative of Borrower for the benefit of Borrower or its creditors, Guarantor shall immediately pay to Bank such Obligation.

2. LIMITATION BY GUARANTOR: Upon Guarantor's written request to Bank, this payment guaranty shall terminate as to any future new Obligation of Borrower arising after ninety (90) calendar days subsequent to the date of Bank's written acknowledgment to Guarantor of receipt of the request. Guarantor shall remain liable for the guaranty of payment in accordance with the terms hereof of any Obligation arising on or before ninety (90) calendar days subsequent to the date of Bank's written acknowledgment including any Obligation arising before said date but renewed, extended or modified after said date.

3. RELEASE OF GUARANTOR: Without affecting the liability of any of the undersigned not released, Bank may, without notice to the undersigned, release and discharge from liability to it any of the undersigned if there be more than one, or any other guarantor of, or surety for, the payment of any Obligation of Borrower to Bank.

4. WAIVER OF NOTICE: Guarantor hereby waives notice of any change in the Obligation, including without limitation renewals, extensions or modifications of any Obligation of Borrower and hereby waives presentment, demand, protest, notice of non-payment and notice of dishonor. No delay on the part of Bank in exercising its rights hereunder shall operate as a waiver of guaranty by Guarantor or operate as a release of Guarantor's obligations hereunder. Guarantor agrees that Bank may accept, surrender, or exchange collateral or security, if any, without notice to Guarantor. Guarantor consents to any impairment


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of collateral, including without limitation release of the collateral to a third party or failure to perfect any security interest.

5. WAIVER OF IMPAIRMENT OF COLLATERAL: No Guarantor shall be released or discharged, either in whole or in part, by Bank's failure or delay to perfect or continue the perfection of any security interest in any property which secures the obligations of the Borrower or any of the Guarantors to Bank, or to protect the property covered by such security interest.

6. SURETYSHIP DEFENSES: Each Guarantor hereby waives all suretyship defenses, including but not limited to, all defenses set forth in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC") Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

7. MISCELLANEOUS PROVISIONS:
     a) All rights of Bank shall inure to the benefit of its successors and assigns and all obligations of' Guarantor shall bind the heirs, executors, administrators, successors and assigns of Guarantor, and if there be more than one Guarantor, their obligations shall be joint and several.
     b) Guarantor shall promptly notify Bank in writing of any change in mailing address.
     c) Guarantor agrees that expenses and reasonable attorney fees incurred by Bank as the result of Guarantor's breach of any of the terms and conditions of this Unlimited Payment Guaranty shall be paid by Guarantor to Bank.
     d) Within 90 days after the end of each calendar year and from time to time, as reasonably requested by Bank, Guarantor agrees to deliver to Bank updated financial statements of Guarantor in form and substance reasonably satisfactory to Bank.
     e) This Guaranty contains the entire agreement of the parties and no oral agreement whatsoever, whether made contemporaneously herewith or hereafter, shall amend, modify or otherwise affect the terms of this Guaranty unless in writing and signed by the Bank.
     f) This Unlimited Payment Guaranty shall be construed in accordance with the laws of the State of Ohio. Any provision hereof which may prove unenforceable shall not affect the enforceability of the remainder of the provisions hereof.
     g) Guarantor hereby irrevocably waives all legal and equitable rights to recover from the Borrower any sums paid by the Guarantor under the terms of this Guaranty, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the federal Bankruptcy Code or any other law.
     h) Each Guarantor agrees that the state and federal courts in the county and state where the Bank's principal place of business is located or any other Court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Guaranty.
     i) EACH GUARANTOR AND BANK WAIVE, THE RIGHT TO TRIAL BY JURY FOR ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE, TRANSACTIONS RELATED THERETO.
     j) Each and every Guarantor hereunder authorizes any attorney of record to appear for them in any court of record in the State of Ohio, after the Obligation becomes due and payable, whether by its terms or upon default, waive the issuance and service of process, and release all errors, and confess a judgment against them in favor of the Bank or any holder of the Obligation, for the principal amount of the Obligation plus interest as provided for; together with court costs and attorney's fees. Stay of execution and all exemptions are hereby waived. Each Guarantor also agrees that the attorney acting for Guarantor as set forth in this paragraph may be compensated by Bank for such services, and Guarantor waives any conflict of interest caused by such representation and compensation arrangement. If the Obligation is referred to an attorney for collection and the payment is obtained without the entry of a judgment, the Guarantor shall pay to the Bank or holder of the Obligation its attorney's fees. This warrant of attorney to confess judgement shall be construed under the laws of the state of Ohio.


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WARNING: BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.
IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKE, N AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WIT THE AGREEMENT, OR ANY OTHER CAUSE.

Accepted by:                             RICHARD M. OSBORNE , Individually


FIFTH THIRD BANK, NORTHEASTERN 0HIO        /s/ Richard M. Osborne
                                           ----------------------
By: /s/ David T. Merkel                    Guarantor(s)
    -------------------
 David T. Merkel
Vice President                           ADDRESS OF GUARANTOR(S)


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